CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated September 18, 2009, relating to the financial statements and financial highlights which appears in the July 31, 2009 Annual Report to Shareholders of AIM Money Market Fund (one of the portfolios constituting AIM Investment Securities Funds), which is also incorporated by reference and appears in such Registration Statement. We also consent to the reference to us under the heading “Comparison of Other Service Providers” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas
January 7, 2010
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 15, 2009, relating to the financial statements and financial highlights which appears in the March 31, 2009 Annual Report to Shareholders of AIM Tax-Exempt Cash Fund (one of the portfolios constituting AIM Tax-Exempt Funds), which is also incorporated by reference and appears in such Registration Statement. We also consent to the reference to us under the heading “Comparison of Other Service Providers” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas
January 7, 2010